                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss. 240.14a-12

                        A.C. MOORE ARTS AND CRAFTS, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                        A.C. MOORE ARTS AND CRAFTS, INC.
                              500 University Court
                               Blackwood, NJ 08012



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 16, 2002


To the Shareholders of A.C. Moore Arts & Crafts, Inc.:

       The 2002 Annual Meeting of Shareholders of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") will be held on Thursday, May 16, 2002, at 9:00 a.m., prevailing time, at the Holiday Inn, 542 Route 9, Fishkill, New York, for the purpose of considering and acting upon the following:

           1. To elect two Class C directors to hold office for a term of three years and until their successors are duly elected and qualified, as described in the accompanying Proxy Statement;

           2. To approve the adoption of the 2002 Stock Option Plan, as more fully described in the accompanying proxy statement;

           3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

           4. To transact such other business as may properly come before the Annual Meeting.

       Only shareholders of record at the close of business on April 11, 2002, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

       If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

       YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                              By Order of the Board of Directors


                                              Janet Parker
                                              Secretary

Blackwood, New Jersey
April 18, 2002

                        A.C. MOORE ARTS AND CRAFTS, INC.
                              500 University Court
                               Blackwood, NJ 08012
                                 (856) 228-6700

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                      ------------------------------------

       The accompanying proxy is solicited by the Board of Directors of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") for use at the 2002 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 16, 2002, at 9:00 a.m., prevailing time, at the Holiday Inn, 542 Route 9, Fishkill, New York, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 18, 2002.

       The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

       Only shareholders of record, as shown on the stock transfer books of the Company, at the close of business on April 11, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 9,304,981 shares of Common Stock outstanding.

       Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of all nominees for directors hereinafter named, "for" the adoption of the 2002 Stock Option Plan and "for" ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2002. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

       The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

       Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

       The Company's Articles of Incorporation provide that the Board of Directors shall consist of not fewer than one nor more than 15 directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at six. Pursuant to the Articles of Incorporation of the Company, the directors are divided into three classes, which is required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years. The Board of Directors is currently comprised of three classes of two directors each.

       At the Meeting shareholders will elect two Class C directors to serve for a term of three years and until their successors are elected and qualified. Unless directed otherwise, the persons named in the enclosed Proxy intend to vote such Proxy "for" the election of the listed nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the board of directors may designate to fill the vacancy. The board has no reason to believe that any nominee will not be a candidate or will be unable to serve.

       The board of directors has nominated Patricia A. Parker and Richard Lesser to serve as the Class C directors. Mrs. Parker and Mr. Lesser currently serve as directors. The nominees have consented to being named in the Proxy Statement and to serve if elected. The following table sets forth information, as of the Record Date, concerning A.C. Moore's directors and nominees for election to the board of directors:

                                                                             Director             Term
             Name                  Age              Position                 Since(1)            Expires
--------------------------       ------    ---------------------------       --------            -------
William Kaplan                     74      Chairman of the Board               1984                2003

John E. (Jack) Parker              60      Chief Executive Officer and         1984                2003
                                           Director

Richard J. Bauer (2)(3)            76      Director                            1990                2004

Richard J. Drake (3)               68      Director                            1984                2004

Richard Lesser (2)(3)(4)           67      Director                            1993                2002

Patricia A. Parker (4)             59      Director                            1984                2002

--------------------------
(1) Includes service as a director of A.C. Moore Incorporated, the Company's wholly-owned operating subsidiary.
(2)    Member of the Compensation Committee.
(3)    Member of the Audit Committee.
(4)    Nominee for Director.

       The following information about A.C. Moore's directors and nominees for director is based, in part, upon information supplied by such persons.

       Mr. Kaplan is a co-founder of the Company and has been Chairman of the Board of Directors of the Company since its inception. Mr. Kaplan also serves as the Chairman of the Board of Directors of Regal Bag Corporation, an importer and distributor of women's handbags, which he founded in 1947.

       Mr. Parker is a co-founder of the Company and has been Chief Executive Officer and a director of the Company since its inception and was the Company's President from inception until June, 2001. From 1959 to 1984, Mr. Parker worked for the F.W. Woolworth Company ("Woolworth") in various management positions, most recently as President and Chief Executive Officer of the U.S. General Merchandise Group where he was responsible for more than 1,000 stores, including the entire domestic chain of Woolworth retail stores. Mr. Parker is the husband of Patricia A. Parker.

       Mr. Bauer has been a director of the Company since September 1990. Mr. Bauer is Chairman of the Board and Chief Executive Officer of Eastern Alloys, Inc. an independent zinc alloyer, which he founded in 1965. Mr. Bauer is the co-founder and current Chairman of the Board of Service Aluminum Corporation, an aluminum trading company.

       Mr. Drake has been a director of the Company since its founding. He is Chairman of Drake, Sommers, Loeb, Tarshis & Catania, P.L.L.C., a professional limited liability company which renders legal services.

       Mr. Lesser has been a director of the Company since March 1993. He is currently a Director of The TJX Companies, Inc., a New York Stock Exchange traded retail company, and served as The TJX Companies, Inc.'s Executive Vice President from 1991 until December 6, 2001. Mr. Lesser is also a director of Reebok International, a New York Stock Exchange traded shoe and apparel manufacturer and Dollar Tree Stores, Inc., a Nasdaq traded retail company.

       Ms. Parker has been Executive Vice President, Merchandising of the Company since September 1990. From 1985 to 1990, she served as a Vice President of the Company. Ms. Parker is responsible for purchasing all floral and seasonal merchandise and the Company's import purchasing program. Ms. Parker is the wife of Jack Parker.

Shareholder Nominations

       Pursuant to A.C. Moore's Bylaws, no shareholder is permitted to nominate a candidate for election as a director unless the shareholder complies with the procedures set forth in the Bylaws. According to the Bylaws, nominations by shareholders for directors to be elected at a meeting of shareholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) the latest date upon which shareholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each nomination is required to set forth: (i) the name and address of the shareholder making the nomination and the person or persons nominated; (ii) a representation that the shareholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. All nominations which are late will be rejected by the Company.

Board of Directors, Committees and Attendance at Meetings

       The Board of Directors of A.C. Moore held four meetings during 2001. The audit committee and the compensation committee each held one meeting during 2001. All directors attended all Board and applicable committee meetings.

       The Board has two standing committees. The Company does not have a standing nominating committee.

           -- The Compensation Committee reviews and makes recommendations to the Board regarding the salaries, bonuses and other forms of compensation for executive officers of A.C. Moore and administers various compensation and benefit plans. The current members of the Compensation Committee are Messrs. Bauer and Lesser.

           -- The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements, proposes changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting and financial controls. The Audit Committee also makes recommendations to the Board of Directors on the engagement of the Company's independent accountants as well as other matters which may come before the Committee or at the direction of the Board of Directors. The current members of the Audit Committee are Messrs. Bauer, Drake and Lesser.

Audit Committee Report

       On February 18, 2002, the Audit Committee met with management to review and discuss the audited financial statements. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also conducted discussions with its independent auditors, PricewaterhouseCoopers, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from PricewaterhouseCoopers, LLP regarding its independence and has discussed with PricewaterhouseCoopers, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

       This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               THE AUDIT COMMITTEE

                                Richard J. Bauer
                                Richard J. Drake
                                 Richard Lesser

Director Compensation

       Directors' Fees. Except for Mr. Kaplan, who receives annual directors' compensation of $150,000 for his services as Chairman of the Board, directors who are not officers, employees or consultants of the Company receive a directors' fee of $5,000 annually plus $400 for each board of directors meeting they attend and $100 for each committee meeting they attend.

       Stock Options. Messrs. Bauer, Drake and Lesser, directors of the Company, each were granted under the Company's 1997 Employee, Director and Consultant Stock Option Plan an option to acquire 10,000 shares of Common Stock in 2001.

Security Ownership of Certain Beneficial Owners and Management

       The following table sets forth, as of March 22, 2002, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by A.C. Moore to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director of A.C. Moore, (iii) by each executive officer of A.C. Moore named in the Summary Compensation Table and (iv) by all directors and executive officers of A.C. Moore as a group. Except as otherwise indicated, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                              Shares Beneficially Owned (1)
                                                           ---------------------------------
                Name of Beneficial Owner                       Number               Percent
-----------------------------------------------------      -------------            -------
William Kaplan (2)...................................      1,491,000                 16.0
Jack Parker (2)......................................      1,581,000 (3)             17.0
Patricia A. Parker (2)...............................          9,166 (4)              *
Rex A. Rambo.........................................        102,732 (5)              1.1
Leslie H. Gordon.....................................         73,999 (6)              *
Janet Parker.........................................         31,832 (7)              *
Lawrence H. Fine.....................................          2,000                  *
Richard Lesser.......................................         12,666 (8)              *
Richard J. Bauer.....................................         29,066 (9)              *
Richard J. Drake.....................................         24,666 (9)              *
FMR Corp.............................................        546,465 (10)             5.9
All executive officers and
  directors as a group (10 persons) .................      3,358,127 (11)            35.2

-----------------------
* Denotes less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the Common Stock. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.
(2) The address of each of Messrs. Kaplan and Parker is 500 University Court, Blackwood, New Jersey 08012.
(3) Does not include 9,166 shares subject to presently exercisable options owned by Patricia A. Parker. Mr. Parker disclaims beneficial ownership of these shares.
(4) Ms. Parker's total includes 9,166 shares subject to presently exercisable options. Does not include 1,581,000 shares owned of record by Jack Parker. Ms. Parker disclaims beneficial ownership of these shares.
(5)  Includes 78,332 shares subject to presently exercisable options.
(6)  Includes 61,499 shares subject to presently exercisable options.
(7)  Includes 30,832 shares subject to presently exercisable options.
(8)  Represents 12,666 shares subject to presently exercisable options.
(9)  Includes 22,666 shares subject to presently exercisable options.
(10) Information with respect to FMR Corp. is derived from FMR's Schedule 13G relating to A.C. Moore filed with the SEC. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 490,265 shares or 5.3% of the Common Stock outstanding of AC Moore as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
     The ownership of one investment company, Fidelity OTC Portfolio, amounted to 390,265 shares or 4.2% of the Common Stock outstanding. Fidelity OTC Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

     Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 490,265 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 56,200 shares or 0.6% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 56,200 shares and sole power to vote or to direct the voting of 56,200 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(11) Includes 237,827 shares subject to presently exercisable options.

Executive Compensation

         Compensation Committee Report

         The Compensation Committee of A.C. Moore's board of directors establishes A.C. Moore's general compensation policies, compensation plans and specific compensation levels of A.C. Moore's most highly compensated executive officers, and reviews the design, administration and effectiveness of compensation programs for other key executives. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with A.C. Moore's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist A.C. Moore in attracting and retaining qualified executives.

         Base Salary and Incentive Compensation. A.C. Moore's executive officer compensation program is comprised of base salary, annual cash incentive compensation and long term incentive compensation in the form of stock options and various benefits. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the retail industry.

         Prior to the beginning of each fiscal year, financial and other goals are established for the Company. Each executive officer is responsible for accomplishing the goals pertaining to his or her area of responsibility. Base salaries are based on the results of individual performance, as well as other considerations such as the executive officer's level of responsibility, years of service with A.C. Moore and professional background. Incentive compensation is based upon the achievement of Company profit objectives. As set forth in the Summary Compensation Table, each executive officer of the Company received bonus compensation during 2001 except Jack Parker who has excluded himself from the Company's incentive compensation program.

         Stock Options. A.C. Moore uses its 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") as a long-term incentive plan for executive officers and key employees. The objectives of the Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in A.C. Moore. The 1997 Plan authorizes the Compensation Committee to award stock options to officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold. In general under the 1997 Plan, options are granted with an exercise price equal to the fair market value of the A.C. Moore Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. In 2001, 2000 and 1999, the board of directors granted options to purchase an aggregate of 153,300 shares, 184,200 shares and 203,900 shares, respectively of A.C. Moore Common Stock under the 1997 Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

         Policy with Respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as A.C. Moore, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the Compensation Committee intends that the 1997 Plan qualify for the performance-based exclusion. The Compensation Committee continually evaluates to what extent Section 162(m) will apply to its other compensation programs.

         Discussion of 2001 Compensation for the Chief Executive Officer

         In considering the compensation for Mr. Parker, the Chief Executive Officer, the Compensation Committee reviewed his existing compensation arrangements which were based on circumstances determined before the Company's sale of common shares to the public and compensation levels of comparable retail companies. The Compensation Committee accordingly made the determination that the annual compensation for the Chief Executive Officer be established as $350,000. It was also determined that as a major stockholder, the President would not participate in either the incentive compensation program or the 1997 Plan. Mr. Parker elected to reduce his compensation to $300,000 for 2001, 2000 and 1999.

         As part of his overall compensation package, Mr. Parker is provided various life insurance policies, including a split dollar life insurance arrangement for Mr. Parker and his wife.

                           THE COMPENSATION COMMITTEE

                                 Richard Lesser
                                Richard J. Bauer

         Summary Compensation Table

         The following table sets forth the compensation earned by the Company's Chief Executive Officer and four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during 2001, 2000 and 1999:

                                                                                           Long Term
                                                    Annual Compensation                   Compensation
                                 -------------------------------------------------------  ------------
                                                                                           Securities
                                                                            Other Annual   Underlying      All Other
              Name                 Year        Salary          Bonus        Compensation     Options      Compensation
--------------------------------   ----       --------        -------       ------------   ----------     ------------
Jack Parker.....................   2001       $300,000             --        28,393 (1)           --       $19,310 (2)
Chief Executive Officer            2000        300,000             --        26,126 (1)           --        19,982 (2)
                                   1999        300,000             --        24,886 (1)           --        19,340 (2)

Lawrence H. Fine................   2001       $175,000        $50,000             --          50,000       $51,500 (3)
President

Rex A. Rambo....................   2001       $300,000        $47,500             --          14,000        $1,500 (4)
Executive Vice President and       2000        300,000         25,000             --          25,000         1,500 (4)
Chief Operating Officer            1999        300,000         25,000             --          30,000         1,500 (4)

Patricia A. Parker..............   2001       $215,000        $30,000             --              --       $19,310 (2)
Executive Vice President,          2000        215,000         15,000             --           7,500        19,982 (2)
Merchandising                      1999        215,000         15,000             --          10,000        19,340 (2)

Leslie H. Gordon................   2001       $225,000        $47,500             --           9,000        $1,500 (4)
Executive Vice President, Chief    2000        225,000         25,000             --          17,000         1,500 (4)
Financial Officer and Treasurer    1999        207,000         25,000             --          20,000         1,500 (4)

----------------------------
(1)  Represents life insurance premiums paid by the Company.
(2)  Reflects one-half of the value of the benefit to Jack Parker and Patricia
     A. Parker of the premium paid by the Company for a split-dollar second-to-die life insurance policy. Also includes in each year, a $1,500 annual contribution by the Company pursuant to the Company's 401(k) Plan.
(3) Represents a $50,000 employment signing bonus and a $1,500 contribution to the Company's 401(k) Plan.
(4)  Represents annual contribution by us pursuant to the Company's 401(k) Plan.

         Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning stock options granted during fiscal 2001 to the Named Executive Officers. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date as determined by the board of directors.




                                                           Individual Grants
                                            ------------------------------------------------   Potential Realizable
                                                        Percent of                               Value at Assumed
                                            Number of      Total                               Annual Rates of Stock
                                            Securities    Options                              Price Appreciation for
                                            Underlying   Granted to   Exercise or                  Option Term(1)
                                             Options    Employees in   Base Price Expiration   ----------------------
                  Name                       Granted     Fiscal Year    ($/Share)    Date         5%          10%
--------------------------------------       -------     -----------    --------- ----------   ---------    ---------
Jack Parker...........................            --            --          --           --          --           --
Lawrence H. Fine......................        50,000          32.6       10.90    5/10/2011   $ 342,500    $ 868,500
Rex A. Rambo..........................        14,000           9.1       16.64    7/18/2011     146,440      371,200
Patricia A. Parker....................            --            --          --           --          --           --
Leslie H. Gordon......................         9,000           5.9       16.64    7/18/2011      94,140      238,680

----------------------------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock held at the end of fiscal 2001 by the Named Executive Officers. None of the Named Executive Officers exercised any stock options in 2001.

                                                                  Number of Securities     Value of Unexercised In-
                                                               Underlying Unexercised       The Money Options at
                                                             Options at Fiscal Year-End      Fiscal Year End(1)
                                                             --------------------------  --------------------------
                                   Shares
                                 Acquired on      Value
              Name                 Exercise     Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------------  -----------    --------     -----------  -------------  -----------  -------------
 Jack Parker...................      --            --                --            --            --             --
 Lawrence H. Fine..............      --            --                --        50,000            --       $915,000
 Rex A. Rambo..................      --            --            78,334        40,666    $1,561,063        765,652
 Patricia A. Parker............      --            --             9,167         8,333       209,641        184,759
 Leslie H. Gordon..............      --            --            61,501        26,999     1,244,182        510,986

----------------------------
(1) Based upon the latest reported sale price on the Nasdaq National Market on December 31, 2001 ($29.20 per share) less the option exercise price.

Employment Agreements

         On June 11, 2001, the Company entered into an employment agreement with the Company's President, Lawrence H. Fine. The term of Mr. Fine's employment agreement is three years, unless earlier terminated by the Company or Mr. Fine. Mr. Fine's employment agreement entitles him to receive an annual base salary of $325,000 for his first year of employment, $350,000 for his second year of employment and $375,000 for his third year of employment. Mr. Fine's employment agreement also provides for the payment of a minimum guaranteed annual bonus in the amount of $50,000. Mr. Fine's employment agreement provides for severance payments to be paid to Mr. Fine if his employment is terminated by the Company without cause or in the event of a change in control transaction.

         In accordance with the terms of his employment agreement, Mr. Fine was granted options to acquire 50,000 shares of Common Stock under the 1997 Plan upon the commencement of his employment. Mr. Fine's employment agreement further provides that on or about July 31, 2002 Mr. Fine will be granted additional options to acquire no less than 50,000 shares and that in the third year of his employment, and in each subsequent year, Mr. Fine will be a participant in our 1997 Plan, and that further stock options grants will be in accordance with the provisions of that plan.

         Mr. Fine's employment agreement also prohibits him from divulging confidential information regarding the Company or the Company's business to any other party. In addition, Mr. Fine's employment agreement prohibits him, during the term of his employment with the Company and for a period of two years following termination of his employment, from engaging in a business that competes with the Company and from soliciting as executives or managers any individuals who were the Company's executives or managers at the time of his employment.

Severance Arrangement

         The Company has agreed to pay each of Leslie H. Gordon and Rex A. Rambo a sum equal to one year of his then current salary if his employment is terminated by the Company without cause.

Certain Relationships and Related Transactions

         Richard J. Drake, a director of the Company, is a member of a law firm which the Company has retained during 2001 and which the Company intends to retain during 2002.

         In 2001, the Company reimbursed Regal Bag Corporation and related companies ("Regal") $93,000 for its costs and expense in providing clerical and mailing services to the Company and $279,000 for merchandise sold in the Company's stores. William Kaplan, a director of the Company, is an executive officer and principal shareholder of Regal. The Company no longer utilizes the clerical and mailing services of Regal.

         It is the Company's policy that all material transactions between the Company and its officers, directors and other affiliates must be approved by a majority of the disinterested members of the Company's Board of Directors and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Stock Performance Graph

         The graph which follows indicates the cumulative total return on A.C. Moore Common Stock since October 9, 1997, the date the A.C. Moore Common Stock began trading on the Nasdaq National Market, compared with the cumulative total return of companies included in the Nasdaq Stock Market Index and in the Nasdaq Retail Trade Index. Cumulative total return on the A.C. Moore Common Stock or the index equals the total increase in value since October 9, 1997, assuming reinvestment of all dividends. The graph assumes that $100 was invested on October 9, 1997 in A.C. Moore Common Stock and in each of the indexes. The Company paid no dividends during the period.


[OBJECT OMITTED]

                                                                                     December 31,
                                          ---------------       ----------------------------------------------------
                                          October 9, 1997        1997        1998       1999        2000        2001
                                          ---------------       ------      -----       -----      ------       ----
A.C. Moore                                      100              76           41          39         55         197
Nasdaq Stock Market Index                       100              90          127         236        142         113
The NASDAQ Retail Trade Index                   100              97          118         103         63          87

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with during 2001.

                                   PROPOSAL 2
                       APPROVAL OF 2002 STOCK OPTION PLAN

         In March, 2002, the Board of Directors approved adoption of the Company's 2002 Stock Option Plan (the "2002 Plan"), subject to approval by the shareholders of the Company. The 2002 Plan provides for the award of options which are intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as options which are not intended to so qualify. The 2002 Plan is in addition to the Company's 1997 Plan which permits the grant of options to acquire a total of 1,000,000 shares of Common Stock and under which there remains to be granted options exercisable for the purchase of 66,710 shares of Common Stock.

         The purpose of the 2002 Plan is to encourage ownership of shares by key employees of the Company and directors in order to attract such people to the Company, to induce them to work for the benefit of the Company and to provide additional incentive for them to promote the success of the Company. The Board of Directors believes that the Company and its shareholders benefit significantly from having the Company's key personnel receive options to purchase the Company's Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 2.

         The following is a summary of the provisions of the 2002 Plan. The summary is qualified in its entirety by the detailed provisions of the text of the actual 2002 Plan set forth as Appendix A to this Proxy Statement. A summary of certain federal income tax consequences associated with the 2002 Plan is set forth in "Federal Income Tax Consequences of the 2002 Plan."

Number of Shares and Adjustments
--------------------------------

         The number of shares of Common Stock, no par value, of the Company as to which options may be granted under the 2002 Plan is 750,000 (the "Shares"). This number may be adjusted in the sole discretion of the Administrator of the 2002 Plan to give effect to any stock split, stock dividend, combination, recapitalization or similar transaction with respect to the Common Stock. No individual is permitted pursuant to the terms of the 2002 Plan to receive options under the 2002 Plan which are exercisable for more than 50% of the total number of shares of Common Stock authorized for issuance under the 2002 Plan.

Administration of the 2002 Plan
-------------------------------

         The Board of Directors of the Company is the Administrator of the 2002 Plan. The Board of Directors is permitted by the 2002 Plan to delegate its authority under the 2002 Plan to a Committee of the Board of Directors. Subject to the provisions of the 2002 Plan, the Administrator is authorized to (i) interpret the provisions of the 2002 Plan or any option or Option Agreement executed and delivered pursuant to the 2002 Plan and to make all rules and determinations which the Administrator deems necessary or advisable for the administration of the 2002 Plan; (ii) determine which employees of the Company (and its affiliates) will be designated Key Employees eligible to receive options and which Key Employees and directors will be granted options; (iii) determine the number of Shares for which options will be granted; and (iv) specify the terms and conditions upon which options may be granted. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 2002 Plan are final. The 2002 Plan provides that the Administrator (and each of its members) will not be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the 2002 Plan to the Administrator.

Eligibility
-----------

         Directors and employees of the Company (or its affiliates) designated as Key Employees by the Administrator are eligible to be named as participants in the 2002 Plan by the Administrator. However, the Administrator may also authorize the grant of an option to a person not then an employee or director of the Company or of an affiliate. The actual grant of such option, however, must be conditioned upon such person becoming eligible to be granted an option under the 2002 Plan at or prior to the time of the execution of an Option Agreement evidencing such option. The granting of any option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of options.

Terms and Conditions of Options
-------------------------------

         Each option granted under the 2002 Plan is required to be set forth in writing in an Option Agreement, duly executed by the Company and by the person receiving the option. The Administrator may provide that options be granted subject to such conditions as the Administrator may deem appropriate.

         Each option granted under the 2002 Plan which is intended not to qualify as an incentive stock option (a "Non-Qualified Option") may be subject to such terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. However, the 2002 Plan requires that the following minimum standards apply to each Non-Qualified
Option: (i) the option price (per share) of the Shares covered by each option shall be determined by the Administrator; (ii) each Option Agreement shall state the number of Shares to which it pertains; (iii) each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the option rights accrue or become exercisable in installments over a period of months or years, or upon the attainment of stated goals.

         Each option granted under the 2002 Plan which is intended to qualify in an incentive stock option ("ISO") under Section 422 of the Internal Revenue Code of 1986 ("Code") may be issued only to Key Employees and is required to be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Internal Revenue Code and relevant regulations and rulings of the Internal Revenue Service: (i) the ISO shall meet the minimum standards required of Participants who are granted Non-Qualified Options, (ii) with respect to the option price, immediately before the option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an affiliate, the option price (per share) of the Shares covered by each option shall not be less than one hundred percent (100%) of the fair market value (per share) of the Shares on the date of the grant of the option or, if the participant owns more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an affiliate, the option price (per share) of the Shares covered by each option shall not be less than one hundred ten percent (110%) of the fair market value (per share) of the Shares on the date of grant; (iii) for Participants who own ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an affiliate, each option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide, and for participants who own more than 10% of the total combined voting power of all classes of share capital of the Company or an affiliate, each option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide; (iv) the option price shall be payable upon the exercise of the option and only in such form as the Administrator determines and as is permitted by Section 422 of the Code. Pursuant to the 2002 Plan ISOs may not be granted after March 25, 2012.

Exercise of Option
------------------

         An option (or any part or installment thereof) may be exercised by giving written notice to the Company at its principal office address, together with the tender of the full purchase price for the Shares as to which such option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. The purchase price for the Shares as to which such option is being exercised may be paid in cash or, at the discretion of the Administrator, through delivery of shares of Common Stock valued at a fair market value as of the date of exercise equal to the cash exercise price of the option, or at the discretion of the Administrator, by delivery of a promissory note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or at the discretion of the Administrator, by any combination of cash, Common Stock or notes.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any option; provided that the Administrator may not accelerate the exercise date of any installment of any option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code.

Rights as a Shareholder
-----------------------

         No Participant to whom an option has been granted will have rights as a shareholder with respect to any Shares covered by such option until after due exercise of the option and tender of the full purchase price for the Shares being purchased.

Assignability and Transferability of Options
--------------------------------------------

         Options granted to a participant are not transferable other than by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant (or by his or her legal representative). Options may not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Any attempted transfer, assignment, pledge, hypothecation or other disposition of any option or of any rights granted thereunder contrary to the provisions of the 2002 Plan will be null and void.

Effect of Termination of Service
--------------------------------

         A Participant who ceases to be an employee or director of the Company or of an affiliate (for any reason other than termination "for cause", disability, or death), may exercise any option granted to him or her to the extent that the right to purchase Shares has accrued on the date of such termination of service. With respect to an option intended to be an ISO, the Option Agreement must provide that the option must be exercised no later than three months after the Participant's termination of employment. However, if a Participant dies within three months after termination, the Participant's survivors may exercise the option within one year after the date of death. If subsequent to a Participant's termination, but prior to exercise of an option, the board of directors determines that the Participant engaged in conduct which would constitute "cause," then the Participant will cease to have any right to execute any option.

         If a Participant's service with the Company is terminated "for cause" all of the participant's unexercised options will be immediately forfeited unless the Option Agreement provides otherwise. "Cause" includes dishonesty with respect to the Company, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information and conduct substantially prejudicial to the business of the Company.

         Except as may otherwise be provided in an Option Agreement, a Participant who ceases to be an employee or director of the Company or of an affiliate by reason of disability may exercise any option granted to such Participant to the extent that the right to purchase Shares has accrued on the date of his or her disability; and in the event rights to exercise the option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become disabled prior to the end of the accrual period which next ends following the date of disability. The proration shall be based upon the number of days of such accrual period prior to the date of disability.

         A Disabled Participant may exercise such rights only within a period of not more than one year after the date that the Participant became disabled, notwithstanding that the Participant might have been able to exercise the option as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee or director or, if earlier, within the originally prescribed term of the option.

         Except as otherwise provided in an Option Agreement, in the event of the death of a participant to whom an option has been granted while the participant is an employee or director of the Company or of an affiliate, such option may be exercised by the Participant's survivors to the extent exercisable but not exercised on the date of death; and in the event rights to exercise the option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

         If the Participant's survivors wish to exercise the option, they must take all necessary steps to exercise the option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee or director or, if earlier, within the originally prescribed term of the option.

Dissolution or Liquidation of the Company
-----------------------------------------

         Upon the dissolution or liquidation of the Company, all options granted under the 2002 Plan which as of such date have not been exercised will terminate and become null and void. However, if the rights of a participant or a Participant's survivors have not otherwise terminated and expired, the Participant or the Participant's survivors will have the right immediately prior to the dissolution or liquidation to exercise any option to the extent that the right to purchase Shares has accrued under the 2002 Plan as of the date immediately prior to the dissolution or liquidation.

Adjustments
-----------

         Upon the occurrence of any of the following events, a Participant's rights with respect to any option which have not previously been exercised in full will be adjusted as set forth below unless the Option Agreement provides otherwise:

         Stock Dividends and Stock Splits. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares or if the Company issues any Shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), then as to outstanding options, either (i) appropriate provision will be made for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the participants, Participants will be required to exercise all options, to the extent then exercisable, within a specified number of days of the date of such notice, or
(iii) all options will be exchanged for a cash payment equal to the excess of the fair market value of the shares subject to such option (to the extent then exercisable) over the exercise price thereof.

         Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in connection with a consolidation or merger described above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an option will be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

Conversion of ISOs Into Non-Qualified Options
---------------------------------------------

         The Administrator, at the written request of any participant, may in its discretion take such actions as may be necessary to convert such participant's ISOs that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Option as the Administrator in its discretion may determine.

Termination of the 2002 Plan
----------------------------

         The 2002 Plan terminates on March 25, 2012. The 2002 Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any options granted or Option Agreements executed prior to the effective date of such termination.

Amendment of the 2002 Plan
--------------------------

         The 2002 Plan may be amended by the stockholders of the Company. The 2002 Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify options for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the 2002 Plan under Rule 16b-3, and to the extent necessary to qualify the Shares issuable upon exercise of options for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers.

Applicability of ERISA.
----------------------

         The 2002 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

Federal Income Tax Consequences Of The 2002 Plan

         The following information is not intended to be a complete discussion of the federal income tax consequences of participation of the 2002 Plan and is qualified in its entirety by reference to the Code, and the regulations adopted pursuant thereto. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. Each Participant who acquires shares of Common Stock under the 2002 Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

         Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO (see, however, discussion of alternative minimum tax below) granted pursuant to the 2002 Plan. If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. The reduced rate of tax (20%) on certain capital gains requires a holding period of more than one year. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an ISO may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his ISO generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a "disposition" of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

         Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options pursuant to the 2002 Plan. On the exercise of a Non-Qualified Stock Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. The reduced rate of tax (20%) on certain capital gains requires a holding period of more than one year. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

         Limitation on the Company's Deduction. In general, the Company is entitled to a deduction in such amount and at such time as ordinary income is recognized by a participant under the 2002 Plan. Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and
(iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based," the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation in the relevant year exceeds $1,000,000.


                              SHAREHOLDER PROPOSALS

         Under the Company's bylaws, shareholder proposals with respect to the 2003 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 19, 2002. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 500 University Court, Blackwood, NJ 08012, attention: Secretary of the Company. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations or proposals will be rejected.

         Shareholder proposals for the 2003 Annual Meeting of Shareholders must be submitted to A.C. Moore by December 19, 2002 to receive consideration for inclusion in A.C. Moore's Proxy Statement relating to the 2003 Annual Meeting of Shareholders. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2003 Annual Meeting of Shareholders is December 19, 2002. As to all such matters which the Company does not have notice on or prior to December 19, 2002, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2003 Annual Meeting of Shareholders to vote on such proposal.

              PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The board of directors has appointed PricewaterhouseCoopers LLP, independent accountants, to serve as A.C. Moore's independent auditors for the year ending December 31, 2002. Shareholders will be asked to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the A.C. Moore Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

Audit Fees

         PricewaterhouseCoopers, LLP billed aggregate fees of $120,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Forms 10-Q for that year.

Financial Information Systems Design and Implementation Fees

         The Company did not engage PricewaterhouseCoopers, LLP to provide professional services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

         The aggregate fees billed for services rendered by PricewaterhouseCoopers, LLP, other than for services covered by the preceding two paragraphs, totaled $135,000 for the fiscal year ended December 31, 2001. These fees related to services rendered by PricewaterhouseCoopers, LLP in connection with the Company's preparation of a registration statement for sale of its common stock.

         The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers, LLP are compatible with PricewaterhouseCoopers, LLP maintaining its independence.

The Board of Directors recommends that you vote "FOR" approval of Proposal 3.


                                  OTHER MATTERS

         A.C. Moore is not presently aware of any matters (other than procedural matters) which will be brought before the A.C. Moore Annual Meeting which are not reflected in the attached Notice of the Meeting. The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the A.C. Moore Annual Meeting: (i) matters which the Company did not receive notice by December 20, 2001 were to be presented at the A.C. Moore Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the A.C. Moore Annual Meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by A.C. Moore's 2001 Annual Report to Shareholders which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

                       By Order of the Board of Directors



                                                     Janet Parker
                                                     Secretary
Blackwood, New Jersey
April 18, 2002

                                                                      Appendix A

                         A.C. MOORE ARTS & CRAFTS, INC.

                             2002 STOCK OPTION PLAN

1.        DEFINITIONS.
          -----------

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this A.C. MOORE ARTS & CRAFTS, INC. 2002 Stock Option Plan, have the following meanings:

         Administrator means the Board of Directors, unless it has delegated power to act on its behalf to a committee. (See Article 4)

         Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

         Board of Directors means the Board of Directors of the Company.

         Code means the United States Internal Revenue Code of 1986, as amended.

         Committee means the Committee to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

         Common Stock means shares of the Company's common stock, no par value.

         Company means A.C. Moore ARTS & CRAFTS, INC., a Pennsylvania corporation.

         Disability or Disabled means permanent and total disability as defined in Section 22(e) (3) of the Code.

         Fair Market Value of a Share of Common Stock means:

         (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last sale prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding such applicable date;

         (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the ten (10) days referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) days on which Common Stock was traded immediately preceding such applicable date; and

         (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

         ISO means an option meant to qualify as an incentive stock option under Code Section 422.

         Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

         Non-Qualified Option means an option which is not intended to qualify as an ISO.

         Option means an ISO or Non-Qualified option granted under the Plan.

         Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

         Participant means a Key Employee or director to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

         Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

         Plan means this A.C. Moore Arts & Crafts, Inc. 2002 Stock Option Plan.

         Profit Shares means the Shares purchased by a Participant pursuant to one or more Options that have the value equal to the excess of the Fair Market Value of the Shares subject to such Option or Options over the purchase price of the option as set forth in the applicable Option Agreement.

         Shares means shares of the Common Stock as to which options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

2.       PURPOSES OF THE PLAN
         --------------------

         The Plan is intended to encourage ownership of Shares by Key Employees and directors of the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the company or of an Affiliate.

3.       EFFECTIVENESS OF PLAN
         ---------------------

         This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable before such shareholder approval is obtained.

4.       SHARES SUBJECT TO THE PLAN
         --------------------------

         The number of Shares subject to this Plan as to which Options may be granted from time to time shall be 750,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction effected after such date in accordance with Paragraph 16 of the Plan. No individual may receive options under the Plan exercisable for more than 50% of the total number of shares of Common Stock authorized for issuance under this Plan.

         If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the grant such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

5.       ADMINISTRATION OF THE PLAN.
         --------------------------

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. Following the date on which the Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), the Plan is intended to comply in all respects with Rule 16b-3 or its successors, promulgated pursuant to Section 16 of the 1934 Act with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees and directors shall be granted Options;

         c. Determine the number of Shares for which an Option or Options shall be granted; and

         d. Specify the terms and conditions upon which an Option or options may be granted;

         provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors. No member of the Administrator shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Administrator, or for the acts or omissions of any other members of the Administrator.

6.       ELIGIBILITY FOR PARTICIPATION.
         -----------------------------

         The Administrator will, in its sole discretion, name the participants in the Plan, provided, however, that each Participant must be a Key Employee or director of the Company or of an Affiliate at the time an Option is granted. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person then an employee or director of the Company or of an Affiliate. The actual grant of such Option, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted to Key Employees. Non-Qualified Options may be granted to any Key Employee or director of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of options.

7.       TERMS AND CONDITIONS OF OPTIONS.
         -------------------------------

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and by the Participant subject to such conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

         A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option;

                  a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator;

                  b. Each Option Agreement shall state the number of Shares to which it pertains;

                  c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the attainment of stated goals; and

                  d. Provided that the Common Stock is not a class of securities registered under the Securities Exchange Act of 1934, as amended, exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders including requirements that:

                           i. The Participant's or the Participant's Survivors' right to sell the Shares may be restricted; and

                           ii. The Participant or the Participant Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

         B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

                  a. Minimum Standards: The ISO shall meet the minimum standards required of Participants who are granted Non-Qualified Options, as described above, except clause (a) thereunder.

                  b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code
                           Section 424(d):

                           i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price (per share) of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value (per share) of the Shares on the date of the grant of the Option.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price (per share) of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                  c.       Term of Option: For Participants who own

                           i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                           ii. More than 10% of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                  d. Medium of Payment: The Option price shall be payable upon the exercise of the Option and only in such form as the Administrator determines and as is permitted by Section 422 of the Code.

                  e. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (e) shall have no force or effect if its inclusion in the Plan is not necessary for options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                  f. Limitation on Grant of ISOS: No ISOs shall be granted after May 16, 2012, the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date of the approval of the Plan by the shareholders of the Company. Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event: (i) an option granted as an ISO hereof does not qualify as an ISO as set forth in Section 422 of the Code and regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an ISO; or
                           (iii) any option granted as a Non-Qualified Option hereof is an ISO.

         C. Director's Options: The Option shall (i) have an exercise price per share in accordance with 7A(a) above, (ii) have a term of ten (10) years, and (iii) be exercisable upon completion of one full year of service on the Board of Directors after the date of grant. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this Subparagraph C shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         D. Offer of Stock on Grant Date: Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Administrator authorized the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

8.       EXERCISE OF OPTION AND ISSUANCE OF SHARES.
         -----------------------------------------

         a. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with the tender of the full purchase price for the Shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Full payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock valued at a fair market value as of the date of exercise equal to the cash exercise price of the Option, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or
                  (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

         b. The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an non-assessable Shares.

         c. The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6.b.(e).

         d. To the extent a Participant satisfies the exercise price under Paragraph 7(a) using Common Stock, such Participant shall receive a grant of new options subject to the terms set forth under Paragraph 6, except the exercise price under the new option grant ("Reload Grant") will be equal to the Fair Market Value of the Stock on the date of grant (as determined in good faith by the Administrator.

9.       RIGHTS AS A SHAREHOLDER.
         -----------------------

         No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10.      ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.
         --------------------------------------------

         By its terms, an Option granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant (or by his her legal representative). Such pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

11.      EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE".
         -------------------------------------------------------

         Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee or director) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

         a. A Participant who ceases to be an employee or director of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the right to purchase Shares has accrued on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

         b. In no event may an Option Agreement provide, if the option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

         c. The provisions of this paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment or director status, provided, however, in the case of a Participant's death within three (3) months after the termination of employment or director status, the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Option.

         d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment or termination of director status, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

         e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph l hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment or director status with the Company or-with an Affiliate, except as the Administrator may otherwise expressly provide.

         f. Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee or director of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect the Participant's rights under any Option granted to such Participant in accordance with the terms of the Plan and the pertinent Option Agreement.

12.      EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".
         --------------------------------------------

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee or director) with the Company or an Affiliate is terminated "for cause" prior to the time that all of his or her outstanding Options have been exercised:

         a. All outstanding and unexercised options as of the date the Participant is notified his or her service is terminated "for cause", will immediately be forfeited, unless the Option Agreement provides otherwise.

         b. For purposes of this Article, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

13.      EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.
         -----------------------------------------------

         Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee or director of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such
Participant:

         a. To the extent that the right to purchase Shares has accrued on the date of his or her Disability; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability

         A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee or director or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

14.      EFFECT OF DEATH WHILE AN EMPLOYEE OR DIRECTOR .
         ----------------------------------------------

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant to whom an Option has been granted while the Participant is an employee or director of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

         a. To the extent exercisable but not exercised on the date of death; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee or director or, if earlier, within the originally prescribed term of the Option.

15.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.
         -----------------------------------------

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any option to the extent that the right to purchase Shares has accrued under the Plan as of the date immediately prior to such dissolution or liquidation.

16.      ADJUSTMENTS.
         -----------

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option:

         A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

         C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, Participant upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

         D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "mon 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOS, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.      ISSUANCE OF SECURITIES.
         ----------------------

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.      FRACTIONAL SHARES
         -----------------

         No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the fair market value thereof determined in good faith by the Board of Directors of the Company.

19.      CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs.
         ------------------------------------------------------------------

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Option as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participants ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

20.      WITHHOLDING
         -----------

         Upon the exercise of a Non-Qualified Option for less than the then Fair Market Value or the making of a Disqualifying Disposition (as defined in paragraph 21), the Company may withhold from the Participant's wages, if any, or other remuneration, or may require the Participant to pay additional federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includible in such person's gross income. The Administrator in its discretion may condition the exercise of an option for less than the then Fair Market Value on the Participant's payment of such additional income tax withholding and employee contributions to employment taxes.

21.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
         ----------------------------------------------

         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.      TERMINATION OF THE PLAN.
         -----------------------

         The Plan will terminate on May 16, 2012, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the Stockholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

23.      AMENDMENT OF THE PLAN.
         ---------------------

         The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, and to the extent necessary to qualify the Shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner not inconsistent with the Plan.

24.      EMPLOYMENT OR OTHER RELATIONSHIP.
         --------------------------------

         Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment or director status of a Participant, nor to prevent a Participant from terminating his or her own employment or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.      GOVERNING LAW.
         -------------

         This Plan shall be construed and enforced in accordance with the law of the State of Pennsylvania.

                         A.C. MOORE ARTS & CRAFTS, INC.
                              BLACKWOOD, NEW JERSEY

           PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS, MAY 16, 2002

                  Solicited On Behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Jack Parker and William Kaplan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of A.C. Moore Arts & Crafts, Inc. to be held on the 16th day of May, 2002 and at any postponement or adjournment thereof, and to vote all of the shares of A.C. Moore Arts & Crafts, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

         This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

         A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters as may properly come before the meeting.


              (Continued and to be marked, signed and dated on the reverse side)

(1)      ELECTION OF DIRECTORS: Patricia A. Parker and Richard Lesser

                  FOR all nominees          WITHHOLD AUTHORITY                  (INSTRUCTION: To withhold authority to vote
                  listed above (except      to vote for the                     for any individual nominee, write that nominee's
                  as marked to the          nominees listed                     name in the space provided below.)
                  contrary at right.)       above.

                       [ ]                     [ ]                                _______________________________________________

(2)      The adoption of the Company's 2002 Stock Option Plan, as more fully described in the accompanying Proxy Statement.

                       FOR                   AGAINST                                             ABSTAIN

                       [ ]                     [ ]                                                 [ ]

(3)      Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending
December 31, 2002.

                       FOR                   AGAINST                                             ABSTAIN

                       [ ]                     [ ]                                                 [ ]

(4)      To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                                                   Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated
                                                   April 18, 2002 is hereby acknowledged.

                                                    _______________________________________
                                                    Signature

                                                    _______________________________________
                                                    Signature

                                                    Dated: _________________________________

                                                    Please sign exactly as your name or names appear hereon, including any official position or representative capacity.

                 Please mark, date and sign this proxy and return it promptly in the enclosed postage paid envelope.



                                                                 -2-